   As filed with the Securities and Exchange Commission on November 19, 1999

                                                               File No. 333-----
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            _______________________
                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER
                          THE SECURITIES ACT OF 1933
                     BROWN & SHARPE MANUFACTURING COMPANY

          Delaware             ___________________________       05-0113140
(State or Other Jurisdiction   Exact name of registrant as    (I.R.S. Employer
    of Incorporation or         specified in its charter)    Identification No.)
      Organization)

                                Precision Park
                              200 Frenchtown Road
                      North Kingstown, Rhode Island 02852
                   (Address of Principal Executive Offices)

                          1999 EQUITY INCENTIVE PLAN

                           ________________________
                           (Full Title of the Plan)

                                Andrew C. Genor
                  Vice President and Chief Financial Officer
                     Brown & Sharpe Manufacturing Company
                      Precision Park, 200 Frenchtown Road
                      North Kingston, Rhode Island 02852
                                (401) 886-2000

                ______________________________________________
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
 Title Of Securities        Amount            Proposed Maximum         Proposed Maximum            Amount Of
       To Be                To Be             Offering Price Per      Aggregate Offering         Registration
    Registered           Registered/(1)/         Share/(2)/                 Price                  Fee/(3)/
-----------------------------------------------------------------------------------------------------------------
Class A Common
Stock, Par Value        1,800,000 shares           $2.469                $4,444,200               $1,235.49
$1.00
-----------------------------------------------------------------------------------------------------------------
Class B Common          1,800,000 shares         (See above)             (See above)             (See above)
$1.00
=================================================================================================================

(1) No more than 1,800,000 shares of Class A Common Stock and Class B Common Stock in the aggregate may be issued. As of November 18, 1999, only 1,495,091 shares of Class B Common Stock are available and authorized for issuance. If the Registrant foresees issuing a greater number of shares of Class B Common Stock under the 1999 Equity Incentive Plan, such issuance will be subject to stockolder authorization of the necessary additional shares of Class B Common Stock.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Brown & Sharpe Class A Common Stock, par value $1.00, reported on the New York Stock Exchange on November 17, 1999.
(3) Calculated on the basis of 1,800,000 shares of Class A Common Stock, par value $1.00 per share, because no market exists for the shares of Class B Common Stock, par value $1.00 per share, which shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis.


                          Exhibit Index on Page II-8
                              Page 1 of 8_ Pages.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          Brown & Sharpe Manufacturing Company (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission (the "Commission") on March 26, 1999, pursuant to Section 13 under the Securities Exchange Act of 1934, as amended (the "Exchange Act.")

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999 as filed with the Commission pursuant to Section 13 under the Exchange Act, on May 14, 1999, August 13, 1999, and November 15, 1999, respectively.

          (c) Annual Reports on Form 11-K for the fiscal year ended December 31, 1998 for The Brown & Sharpe Savings and Retirement Plan, and The Brown & Sharpe Savings and Retirement Plan for Management Employees, each as filed with the Commission pursuant to Section 15(d) under the Exchange Act, on June 28, 1999.

          (d) The information under the caption "Description of Capital Stock" on pages 22 and 23 in the Company's Prospectus dated October 1, 1980 filed pursuant to Rule 424(b) under the Securities Act of 1933, and any amendments or reports which have been or will be filed in the future for the purpose of updating such information.

          (e) The description of the Registrant's Class B Common Stock included in the Registrant's effective registration statement on Form 8-A, as filed with the Commission on April 28, 1988, and any amendments or reports which have been or will be filed in the future for the purpose of updating such information.

          All documents subsequently filed by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Howard K. Fuguet, a partner at the firm of Ropes & Gray (which firm's opinion is provided as Exhibit 5 hereto) serves on the board of directors of the Registrant.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     Section 10 of the Registrant's By-Laws provides the following:

     This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or any direct or indirect subsidiaries of this corporation, or while such a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses
     (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any By-Law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

   The Registrant has entered into separate Indemnity Agreements with directors and officers to carry out the provisions of Section 10 of the By-Laws.

     In addition, the Registrant maintains a directors' and officers' liability insurance policy.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         Exhibit

         5.     Opinion of Ropes & Gray.

         10.1.  1999 Equity Incentive Plan.

         23.1.  Consent of Ropes & Gray (See Exhibit 5).

         23.2.  Consent of Ernst & Young LLP.

         24.    Power of Attorney (Included on Signature Page).

Item 9.  Undertakings.
         ------------

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the

          Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Kingstown, State of Rhode Island, on this 19th day of November, 1999.

                           BROWN & SHARPE MANUFACTURING COMPANY

                           By:_____________________
                              Name:  Andrew C. Genor
                              Title: Vice President and Chief Financial Officer


                               POWER OF ATTORNEY
                               -----------------
Dated:  November 19, 1999

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Frank T. Curtin and Andrew C. Genor, and each of them singly, his true and lawful attorneys, with full power to them, to execute in the name and on behalf of such person in the capacities indicated below any and all amendments (including any post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.



/s/ Frank T. Curtin                                               Date
---------------------------------------                           ----
Frank T. Curtin, President, Chief
Executive Officer and Director
(Principal Executive Officer)


/s/ Russell A. Boss
--------------------------------------
Russell A. Boss
Director


/s/ Howard K. Fuguet
--------------------------------------
Howard K. Fuguet
Director


/s/ Harry A. Hammerly
--------------------------------------
Harry A. Hammerly
Director


/s/ J. Robert Held
--------------------------------------
J. Robert Held
Director

/s/ Andrew C. Genor
----------------------------------------------
Andrew C. Genor
Vice President and Chief Financial Officer
(Principal Financial Officer)


/s/ Henry D. Sharpe, III
----------------------------------------------
Henry D. Sharpe, III
Director


/s/ John M. Nelson
----------------------------------------------
John M. Nelson
Director

/s/ Paul R. Tregurtha
----------------------------------------------
Paul R. Tregurtha
Director

/s/ Roger E. Levien
----------------------------------------------
Roger E. Levien
Director


/s/ Alfred J. Corso
----------------------------------------------
Alfred J. Corso
Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Number  Title of Exhibit
------  ----------------

5.        Opinion of Ropes & Gray.

10.1      1999 Equity Incentive Plan.

23.1.     Consent of Ropes & Gray (See Exhibit 5).

23.2.     Consent of Ernest & Young LLP.

24.       Power of Attorney (Included on Signature Page).